UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): August 30, 2004

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

0-3400
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

            On August 30, 2004, Tyson Foods, Inc. issued a press release announcing its expected fully diluted GAAP earnings per share for the full year ending October 2, 2004.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The press release includes certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations of earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, closing or restructuring of selected operations, impairment charges for BSE and investments, and other similar events.  The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations.  Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.  The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.

Date: August 30, 2004	By: /s/ Rodney Pless
Name: Rodney Pless
Title: Senior Vice President, Controller & Chief Accounting Officer

Tyson Foods, Inc.
Current Report On Form 8-K
Dated August 30, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 30, 2004

EXHIBIT 99.1

Media Contact: Gary Mickelson, 479-290-6111
Investor Contact: Louis Gottsponer, 479-290-4826

Tyson Lowers EPS Guidance for Fiscal 2004
Expects Strong Double-Digit Earnings Growth for 2004

Springdale, Arkansas - August 30, 2004 - Tyson Foods, Inc. [NYSE:TSN] announced today that it expects fully diluted GAAP earnings per share for the full fiscal year ending October 2, 2004 to be in the range of $1.08 to $1.15 per share, resulting in expected earnings per share growth of 13% to 20% for the year. Those GAAP earnings include charges of $0.11 related to BSE and $0.07 for plant closings incurred during the first nine months, which would result in adjusted earnings per share of $1.26 to $1.33 for the full year.

John Tyson, Chairman and CEO, said, "We presently expect our fourth quarter to be more difficult, primarily due to unfavorable results from grain hedging activity, combined with weaker than expected demand in our chicken and beef segments.  Additionally, raw material costs for our prepared foods products did not decline as we expected."

"However, the improvement in our full year earnings is expected to be excellent. Our year-over-year earnings per share growth is anticipated to be in the range of 56% to 64% after adjusting 2004 up by $0.18 for BSE and plant closing costs and adjusting 2003 down by $0.15 for the net benefit of vitamin settlement proceeds, plant closing costs and charges related to an equity interest in a live swine operation."

Tyson Foods expects to report its fourth quarter and full year fiscal 2004 results on November 15, 2004.

About Tyson Foods

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is the world's largest processor and marketer of chicken, beef and pork and the second largest food company in the Fortune 500. Tyson Foods produces a wide variety of brand name protein-based and prepared food products marketed in the United States and more than 80 countries around the world. Tyson Foods is the recognized market leader in the retail and foodservice markets it serves. The Company has approximately 120,000 team members and 300 facilities and offices in 27 states and 22 countries.

Forward-Looking Statements

Certain statements contained in this communication are "forward-looking statements" such as statements relating to expected earnings and future earnings per share growth. These forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Among the factors that may cause actual results to differ materially from those expressed in, or implied by, the statements are the following: (i) fluctuations in the cost and availability of raw materials, such as live cattle, live swine or feed grains; (ii) market conditions for finished products, including the supply and pricing of alternative proteins, and the demand for alternative proteins; (iii) risks associated with effectively evaluating derivatives and hedging activities; (iv) access to foreign markets together with foreign economic conditions, including currency fluctuations and import/export restrictions; (v) successful rationalization of existing facilities, and the operating efficiencies of the facilities; (vi) changes in the availability and relative costs of labor and contract growers; (vii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (viii) adverse results from litigation; (ix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (x) changes in regulations and laws (both domestic and foreign), including changes in accounting standards, environmental laws and occupational, health and safety laws; (xi) the ability of the Company to make effective acquisitions, and successfully integrate newly acquired businesses into existing operations; (xii) effectiveness of advertising and marketing programs; and (xiii) the effect of, or changes in, general economic conditions.  The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Tyson undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.